UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Guardian Pharmacy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42284	87-3627139
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway SE
Suite 800
Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 810-0089

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	GRDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2026, Guardian Pharmacy Services, Inc. (the “Company”), as borrower, and certain of its subsidiaries, as guarantors, entered into the Eighth Amendment (the “Amendment”) to the Third Amended and Restated Loan and Security Agreement dated as of April 23, 2018 (as amended from time to time, the “Loan Agreement”), with the lenders party thereto and Regions Bank, as administrative agent and collateral agent.

The Amendment amends the Loan Agreement to, among other things, (i) replace references to Guardian Pharmacy, LLC with the Company as borrower and make certain related modifications to reflect the borrower’s status as a public company, (ii) extend the maturity date of the revolving loan commitments from April 23, 2027 to May 21, 2030, (iii) permit the Company to add incremental term loans and/or increase the revolving loan commitments thereunder in an aggregate amount not to exceed $40 million, which could result in total borrowing capacity of $80 million, (iv) increase the amounts available under certain baskets and thresholds in the Loan Agreement and (v) replace the consolidated leverage ratio covenant with a consolidated net leverage ratio covenant. Pursuant to the Amendment, the Company’s consolidated net leverage ratio is calculated as, at any time of determination and for any period, the ratio of: (a) the consolidated debt of the Company minus the unrestricted cash (in an amount not to exceed $20 million) of the Company and the guarantors to (b) the Company’s consolidated Adjusted EBITDA.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Eighth Amendment to Third Amended and Restated Loan and Security Agreement, dated as of May 21, 2026, by and among Guardian Pharmacy Services, Inc., the guarantors party thereto, the lenders party thereto, and Regions Bank, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 28, 2026

GUARDIAN PHARMACY SERVICES, INC.

By:	/s/ David K. Morris
Name:	David K. Morris
Title:	Executive Vice President and Chief Financial Officer